Exhibit 10.3

NOTICE OF EXERCISE

We, OneClick International, LLC, hereby notify Grantor that we are electing to exercise our Option to acquire the Unitron Assets.

Pursuant to the terms of the Option Agreement to which this Notice of Exercise is attached (the “Option Agreement”), following delivery of this Exercise Notice to Grantor, OneClick and Grantor shall take all actions necessary and deliver whatever documents may be required to consummate the Transaction pursuant to the Option Agreement.  Capitalized terms not otherwise defined in this Notice of Exercise shall have the meanings ascribed to them in the Option Agreement.

    August 17, 2018

Date

ONECLICK INTERNATIONAL, LLC

By:     /s/  Mauricio Diaz

Mauricio Diaz

Manager